Exhibit 99.1

Martin Marietta Announces Pricing Terms of Debt Offering

October 31, 2024

Raleigh, N.C., October 31, 2024 (GLOBE NEWSWIRE) – Martin Marietta Materials, Inc. (NYSE:MLM) (“Martin Marietta” or the “Company”) announced today the pricing of its offering of $750 million aggregate principal amount of 5.150% Senior Notes due 2034 (the “2034 Notes”) and $750 million aggregate principal amount of 5.500% Senior Notes due 2054 (the “2054 Notes” and, together with the 2034 Notes, the “Notes”).  The 2034 Notes will mature on December 1, 2034, will have an interest rate of 5.150% per annum and will be issued at 99.266% of par value.  The 2054 Notes will mature on December 1, 2054, will have an interest rate of 5.500% per annum and will be issued at 98.006% of par value.  Interest on each series of Notes will be paid semiannually on June 1 and December 1, commencing June 1, 2025.  The Notes will be sold pursuant to Martin Marietta’s shelf registration statement, base prospectus and prospectus supplement on file with the Securities and Exchange Commission (“SEC”).

The Company intends to use a portion of the net proceeds of the Notes for the repayment of all borrowings outstanding under its revolving credit facility and trade receivables securitization facility. The remaining net proceeds of the Notes are expected to be used for general corporate purposes, which may include financing potential acquisitions, land purchases or other capital needs.  Closing of the offering is expected to occur on November 4, 2024, subject to the satisfaction of customary closing conditions.

Deutsche Bank Securities Inc., J.P. Morgan Securities LLC, Truist Securities, Inc., PNC Capital Markets LLC and Wells Fargo Securities, LLC will serve as underwriters and joint book-running managers for the offering.

Martin Marietta has filed a shelf registration statement on Form S-3 (including a base prospectus) with the SEC for the offering to which this communication relates.  Before you invest, you should read the prospectus in that registration statement and the prospectus supplement thereto and the other documents that Martin Marietta has filed or will file with the SEC for more complete information about Martin Marietta and this offering.  The offering will be made only pursuant to the terms of the relevant prospectus supplement (including the prospectus).  These documents will be available at no charge by visiting EDGAR on the SEC website at www.sec.gov.  Alternatively, these documents will be made available upon request to any underwriter participating in the offering.  Interested parties may obtain a prospectus and the related prospectus supplement from: Deutsche Bank Securities Inc., 1 Columbus Circle, New York, New York 10019, Attn: Prospectus Group, by telephone at (800) 503-4611 or by email at prospectus.CPDG@db.com; or J.P. Morgan Securities LLC, 383 Madison Avenue, New York, New York 10179, Attn:  Investment Grade Syndicate Desk—3rd Floor or by telephone at (212) 834-4533.

This press release does not constitute an offer to sell or a solicitation of an offer to buy any securities.  Offers of securities will be made only by means of a prospectus filed with the SEC.  The prospectus is part of a shelf registration statement that has become effective under the Securities Act of 1933, as amended.

Company Description

Martin Marietta, a member of the S&P 500 Index, is an American-based company and a leading supplier of building materials, including aggregates, cement, ready mixed concrete and asphalt. Through a network of operations spanning 28 states, Canada and The Bahamas, dedicated Martin Marietta teams supply the resources for building the solid foundations on which our communities thrive. Martin Marietta’s Magnesia Specialties business produces high-purity magnesia and dolomitic lime products used worldwide in environmental, industrial, agricultural and specialty applications.

Investor Contact:
Jacklyn Rooker
Director, Investor Relations
+1 (919) 510-4736
Jacklyn.Rooker@martinmarietta.com

MLM-G

Cautionary Statement About Forward-Looking Statements

Investors are cautioned that all statements in this release that relate to the future involve risks and uncertainties, and are based on assumptions that the Company believes in good faith are reasonable but which may be materially different from actual results. These statements, which are forward-looking statements under the Private Securities Litigation Reform Act of 1995, provide the investor with the Company’s expectations or forecasts of future events. You can identify these statements by the fact that they do not relate only to historical or current facts. They may use words such as “anticipate”, “may”, “expect”, “should”, “believe”, “project”, “intend”, “will”, and other words of similar meaning in connection with future events or future operating or financial performance. Any, or all of, management’s forward-looking statements herein and in other publications may turn out to be wrong.

Statements and assumptions on future revenues, income and cash flows, performance, economic trends, the outcome of litigation, regulatory compliance and environmental remediation cost estimates are examples of forward-looking statements.  Numerous factors could affect our forward-looking statements and actual performance.  In addition, other risks and uncertainties not presently known to us or that we currently consider immaterial could affect the accuracy of our forward-looking statements.

Except as required by law, we undertake no obligation to update any forward-looking statements in order to reflect any event or circumstance that may arise after the date of this press release.

You should consider these forward-looking statements in light of risk factors discussed in the preliminary prospectus supplement filed with the SEC on October 31, 2024 and those in our Annual Report on Form 10-K for the year ended December 31, 2023 and other periodic filings made with the SEC. All of our forward-looking statements should be considered in light of these factors. In addition, other risks and uncertainties not presently known to us or that we consider immaterial could affect the accuracy of our forward-looking statements, or adversely affect or be material to the Company. The Company assumes no obligation to update any such forward-looking statements.